Exhibit 15.1

[PwC Letterhead]

November 15, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 10, 2006 on our review of interim financial information of Hertz Global Holdings, Inc. (the “Company”) for the nine month periods ended September 30, 2006 and September 30, 2005 and included in the Company’s Registration Statement on Form S-1, as amended (No. 333-135782) is incorporated by reference in its Registration Statement on Form S-8 dated November 15, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP